Exhibit 4.7

AMENDMENT NO. 3 TO INVESTOR RIGHTS AGREEMENT

This Amendment No. 3 to Investor Rights Agreement (this “Amendment No. 3”) is made this 29th day of October, 2013, by and between Western Digital Corporation, a Delaware corporation (the “Company”), and Hitachi, Ltd., a company incorporated under the laws of Japan (the “Investor”) (each, a “Party” and, collectively, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Investor Rights Agreement (as defined below).

WHEREAS, the Parties entered into an Investor Rights Agreement as of March 8, 2012, as amended by Amendment No. 1 to Investor Rights Agreement dated as of February 5, 2013 and Amendment No. 2 to Investor Rights Agreement dated as of August 27, 2013 (the “Investor Rights Agreement”);

WHEREAS, Investor has notified the Company of its intent to sell Registrable Securities on or after October 24, 2013 in an underwritten offering (the “Notice”); and

WHEREAS, the Parties desire to amend the Investor Rights Agreement as reflected herein.

NOW, therefore, in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Section 4.01(a) of the Investor Rights Agreement. Section 4.01(a) of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows.

“On or before October 30, 2013 or such other date as the parties may mutually agree upon in writing, so long as the Company is eligible to do so, the Company shall file with the SEC a Registration Statement providing for registration and resale, in an underwritten Company Supported Distribution of up to 12,500,000 of the Registrable Securities (including any Registrable Securities subject to an over-allotment option) or such other number of Registrable Securities as the Investor may request by notice to the Company reasonably prior to the date of the filing of such Registration Statement. Such initial Registration Statement shall be on Form S-3 (or any comparable or successor form or forms then in effect) under the Securities Act; provided, however, that if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of such initial Registration Statement with the SEC, such Registration Statement shall be designated by the Company as an automatic shelf registration statement (as defined in Rule 405 under the Securities Act). In addition, on or before a date not earlier than January 30, 2014 to be designated by the Investor in writing, upon prior consultation with, and reasonable prior notice to, the Company (the “Shelf Date”), so long as the Company is eligible to do so, the Company shall file with the SEC a Registration Statement providing for registration and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, of all of the Registrable Securities not covered by the initial Registration Statement; provided that such obligation shall be satisfied if the Company shall have in effect an automatic shelf registration statement on Form S-3ASR (or any comparable or successor form or forms then in effect) (an “Existing Shelf Registration Statement”) as of the Shelf Date (any such registration statement, a “Shelf Registration Statement”) that covers resale of the Registrable Securities not covered by the Initial Registration Statement; provided, further, that, for the avoidance of doubt, the existence of an Existing Shelf Registration Statement shall not have any effect on the restrictions set forth in Section 3.03. The Shelf Registration Statement shall be on Form S-3 (or any comparable or successor form or forms then in effect) under the Securities Act; provided, however, that if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic shelf registration statement (as defined in Rule 405 under the Securities Act). The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until the Investor no longer holds any Registrable Securities. If the Shelf Registration Statement is not on Form S-3ASR, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to become effective, as promptly as practicable, but in no event later than one hundred twenty (120) days following the filing of the Shelf Registration Statement.”

2.	Shelf Take-Down Notice. The Parties acknowledge and agree that the Notice constitutes a Shelf Take-Down Notice for purposes of the Investor Rights Agreement, including but not limited to Section 4.01 thereof.

3.	Effect on the Investor Rights Agreement. This Amendment No. 3 shall not constitute a waiver, amendment or modification of any provision of the Investor Rights Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Investor Rights Agreement are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the date hereof, each reference in the Investor Rights Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Investor Rights Agreement as amended hereby, although it shall not alter the dates as of which any provision of the Investor Rights Agreement speaks. For example, phrases such as “as of the date hereof” and “as of the date of this Agreement” shall continue to refer to March 8, 2012, the date that the Investor Rights Agreement was originally executed. To the extent that a provision of this Amendment No. 3 conflicts with or differs from a provision of the Investor Rights Agreement, such provision of this Amendment No. 3 shall prevail and govern for all purposes and in all respects.

4.	Miscellaneous. Sections 6.01, 6.04, 6.05, 6.07, 6.10, 6.13 and 6.14 of the Investor Rights Agreement are incorporated herein by reference.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 3 to be duly executed by their respective authorized officers on the day and year first above written.

“COMPANY”

WESTERN DIGITAL CORPORATION

By:	/s/ Wolfgang Nickl
Wolfgang Nickl
Executive Vice President
And Chief Financial Officer

“INVESTOR”

HITACHI, LTD.

By:	/s/ Toyoki Furuta
Toyoki Furuta
General Manager
Business Development Office